EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on the amendment to Schedule 13D, dated January 19, 2023 (the “Schedule 13D”), with respect to the common stock, par value $0.10 per share, of Best Buy Co., Inc. is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an exhibit to the Schedule 13D and each such amendment.  Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

DATED: January 19, 2023

By: /s/ Richard M. Schulze
RICHARD M. SCHULZE

Olympus Investments Limited Partnership A

By: /s/ Richard M. Schulze
RICHARD M. SCHULZE

Olympus Investments Limited Partnership B

By: /s/ Richard M. Schulze
RICHARD M. SCHULZE

RMSJS LLC

By: /s/ Richard M. Schulze
RICHARD M. SCHULZE

The Richard M. Schulze Family Foundation

By: /s/ Richard M. Schulze
RICHARD M. SCHULZE

[Signature Page to Schedule 13D/A (Amendment No. 12)]